================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-K/A

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  October 20, 1997


                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                -----------------------------------------------
                (Exact name of issuer as specified in charter)


     Delaware                        0-29-092                  54-1708481
(State or Other Jurisdiction      (Commission              (I.R.S. Employer
    of Incorporation)              File Number)            Identification No.)

                            2070 Chain Bridge Road
                                   Suite 425
                            Vienna, Virginia  22182
                   (Address of principal executive offices)


                                (703) 902-2800
             (Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS; PRO FORMA
         FINANCIAL INFORMATION AND EXHIBITS
         ----------------------------------

  (a)(1) Financial Statements of Businesses Acquired.

         (a) Consolidated balance sheets of USFI, Inc. and Subsidiary as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1996, and 1995.

         (b) Balance sheet of USFI, Inc. as of December 31, 1994 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended December 31, 1994.

         (c) Unaudited consolidated balance sheet of USFI, Inc. and Subsidiary as of September 30, 1997 and the related consolidated statements of operations and cash flows for the nine months ended September 30, 1997 and 1996.

         (d) Unaudited balance sheet of Telepassport L.L.C. as of September 30, 1997 and the related statements of operations and cash flows for the nine months ended September 30, 1997.


  (b)    Pro Forma Financial Information.

         (1) Unaudited pro forma consolidated statement of operations for the nine months ended September 30, 1997.

         (2) Unaudited pro forma consolidated statement of operations for the year ended December 31, 1996.

         (3) Unaudited pro forma balance sheet as of September 30, 1997.

 (c)  Exhibits

  2.1  Asset Purchase Agreement by and among USFI, Inc., Primus
       Telecommunications, Inc., Primus Telecommunications Group, Incorporated and U.S. Cable Corporation, dated as of October 20, 1997. (Previously filed)

  2.2  Equity Purchase Agreement by and among Messrs. James D. Pearson, Stephen
       E. Myers, Michael C. Anderson, Primus Telecommunications International, Inc., and Primus Telecommunications Group, Incorporated dated as of October 20, 1997. (Previously filed)

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PRIMUS TELECOMMUNICATIONS GROUP,
                                   INCORPORATED


Date:  January 5, 1998           By: /s/ Neil L. Hazard
                                    -----------------------------
                                    Executive Vice President and
                                     Chief Financial Office

                           USFI, INC. AND SUBSIDIARY
                     UNAUDITED CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997
                                (IN THOUSANDS)


ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                            $ 1,024
    Restricted cash and cash equivalents                       -
    Short term investments                                     -
    Accounts receivable                                    7,141
    Prepaid expenses and other current assets                690
                                                         -------
        Total current assets                               8,855
PROPERTY AND EQUIPMENT -  Net                              3,940
INTANGIBLES - Net                                             82
DEFERRED INCOME TAXES                                          -
OTHER ASSETS                                                 188
                                                         -------
TOTAL ASSETS                                             $13,065
                                                         =======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable                                     $11,862
    Accrued expenses and other current liabilities         5,770
    Deferred income taxes
    Accrued Interest
    Current portion of long-term obligations
                                                         -------
        Total current liabilities                         17,632
LONG-TERM OBLIGATIONS                                          -
                                                         -------
        Total liabilities                                 17,632
                                                         -------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):                           (4,567)
                                                         -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $13,065
                                                         =======

                           USFI, INC. AND SUBSIDIARY
                UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                (IN THOUSANDS)

                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                   1997                1996
                                                 --------            --------
      NET REVENUE                                 $25,231             $27,764
      COST OF REVENUE                              19,508              22,475
                                                  -------             -------
      GROSS MARGIN                                  5,723               5,289
      OPERATING EXPENSES:
          Selling, general and administrative      10,434               8,677
          Depreciation and amortization               629                 502
                                                   ------              ------
              Total operating Expenses             11,063               9,179
                                                   ------              ------
      LOSS FROM OPERATIONS                         (5,340)             (3,890)
      INTEREST EXPENSE                                  -                   -
      INTEREST INCOME                                   -                   -
      OTHER INCOME (EXPENSE)                           23                 (12)
                                                   ------              ------
      LOSS BEFORE INCOME TAXES                     (5,317)             (3,902)
      INCOME TAXES                                      -                   -
                                                   ------              ------
      NET LOSS                                    $(5,317)            $(3,902)
                                                   ======              ======

                           USFI, INC. AND SUBSIDIARY
                UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                (IN THOUSANDS)

                                                            NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                            1997         1996
                                                         ---------    ---------
OPERATING ACTIVITIES
Net loss                                                 $ (5,317)    $ (3,902)
Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation and amortization                             626          502
    Provisions for losses on receivables                       96          320
    Changes in Operating assets and liabilities:
      Increase in accounts receivable from
        customers and affiliates                             (914)      (2,601)
      Increase in other current assets                       (578)        (276)
      Increase in deposits                                    (27)         (15)
      Increase in accounts payable and
        accrued expenses                                      589        3,872
      (Decrease) increase in reseller deposits
        and deferred revenue                                 (173)          62
      (Decrease) increase in due to affiliates             (1,412)         723
                                                         ---------    ---------

Net cash used in operating activities                      (7,110)      (1,315)

INVESTING ACTIVITIES
Purchase of equipment                                      (1,863)      (2,052)
Decrease in deferred costs                                      5           81
                                                         ---------    ---------

Net cash used in investing activities                      (1,858)      (1,971)

FINANCING ACTIVITIES
Capital contributions                                       4,918        3,025
Advances from affiliates                                    4,193            -
Repayment of capital lease obligation                           -           (3)
                                                         ---------    ---------

Net cash provided by financing activities                   9,111        3,022

Effect of exchange rate changes on cash                        (3)           3
                                                         ---------    ---------

Increase (decrease) in cash                                   140         (261)
Cash at beginning of period                                   884          420
                                                         ---------    ---------
Cash at end of period                                    $  1,024     $    159
                                                         =========    =========

                              TELEPASSPORT L.L.C.
                            UNAUDITED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997
                                (in thousands)

ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                   $  163
    Restricted cash and cash equivalents                             -
    Short term investments                                           -
    Accounts receivable                                            627
    Prepaid expenses and other current assets                      255
                                                                ------
        Total current assets                                     1,044
PROPERTY AND EQUIPMENT -  Net                                      663
INTANGIBLES - Net                                                  157
DEFERRED INCOME TAXES                                                -
OTHER ASSETS                                                       214
                                                                ------
TOTAL ASSETS                                                    $2,078
                                                                ======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable                                            $  375
    Accrued expenses and other current liabilities                 332
    Deferred income taxes
    Accrued Interest
    Current portion of long-term obligations
                                                                ------
        Total current liabilities                                  707
LONG-TERM OBLIGATIONS                                              841
                                                                ------
        Total liabilities                                        1,548
                                                                ------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):                                    530
                                                                ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $2,078
                                                                ======

                              TELEPASSPORT L.L.C.
                       UNAUDITED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                (IN THOUSANDS)

    NET REVENUE                                               $2,900
    COST OF REVENUE                                            2,523
                                                               -----
    GROSS MARGIN                                                 377
    OPERATING EXPENSES:
         Selling, general, and administrative                  1,296
         Depreciation and amortization                            69
                                                               -----
              Total operating Expenses                         1,365
                                                               -----
    LOSS FROM OPERATIONS                                        (988)
    INTEREST EXPENSE                                             (17)
    INTEREST INCOME                                                -
    OTHER INCOME (EXPENSE)                                       151
                                                               -----
    LOSS BEFORE INCOME TAXES                                    (854)
    INCOME TAXES                                                   -
                                                               -----
    NET LOSS                                                  $ (854)
                                                               =====

                              TELEPASSPORT L.L.C
                       UNAUDITED STATEMENT OF CASH FLOWS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                (IN THOUSANDS)


OPERATING ACTIVITIES
Net loss                                                        $  (854)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization                                      69
  Changes in Operating assets and liabilities                      (545)
                                                                -------
Net cash used in operating activities                            (1,330)

INVESTING ACTIVITIES
Purchase of equipment                                              (732)
                                                                -------
Net cash used in investing activities                              (732)

FINANCING ACTIVITIES
Capital contributions                                             1,384
Advances from affiliates                                            841
                                                                -------

Net cash provided by financing activities                         2,225

Effect of exchange rate changes on cash                               -
                                                                -------

Increase (decrease) in cash                                         163
Cash at beginning of period                                           -
                                                                -------
Cash at end of period                                           $   163
                                                                =======

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              Primus                                            Pro Forma
                                        Telecommunications     USFI,      Telepassport  ---------------------------
                                        Group, Incorporated     Inc.        L.L.C.      Adjustments        Combined
                                        -------------------   --------    ------------  -----------        --------
NET REVENUE                                  $202,099         $25,231         $2,900                        $230,230
COST OF REVENUE                               184,478          19,508          2,523                         206,509
                                             --------         -------         ------        ------          --------
GROSS MARGIN                                   17,621           5,723            377             -            23,721
OPERATING EXPENSES:
    Selling, general, and administrative       35,784          10,434          1,296                          47,514
    Depreciation and amortization               4,343             629             69          319   (1)        5,360
                                             --------         -------         ------        ------          --------
        Total Operating Expenses               40,127          11,063          1,365          319             52,874
                                             --------         -------         ------        ------          --------
LOSS FROM OPERATIONS                          (22,506)         (5,340)          (988)        (319)           (29,153)
INTEREST EXPENSE                               (5,570)              -            (17)                         (5,587)
INTEREST INCOME                                 3,377               -              -                           3,377
OTHER INCOME (EXPENSE)                            407              23            151                             581
                                             --------         -------         ------        ------          --------
LOSS BEFORE INCOME TAXES                      (24,292)         (5,317)          (854)        (319)           (30,782)
INCOME TAXES                                       81               -              -                (2)           81
                                             --------         -------         ------        ------          --------
NET LOSS                                     $(24,373)        $(5,317)        $(854)        $(319)          $(30,863)
                                             ========         =======         ======        =====           ========
NET LOSS PER COMMON AND
    COMMON SHARE EQUIVALENTS                 $  (1.37)                                                      $  (1.74)
                                             ========                                                       ========
WEIGHTED AVERAGE NUMBER OF
    COMMON SHARE EQUIVALENTS
    OUTSTANDING                                17,780                                                         17,780
                                             ========                                                       ========

--------------------------------------------------------------------------------

The adjustments to the pro forma consolidated statement of operations for the nine months ended September 30, 1997 are as follows:

(1) To record amortization expense associated with acquired customer list and the excess of purchase price over the fair value of net assets acquired.

(2) The pro forma adjustment to the income tax provision is zero as a valuation reserve was applied in full to the tax benefit associated with the pro forma net loss before income taxes.

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  Primus                                                     Pro Forma
                                            Telecommunications          Axicorp          USFI       ------------------------------
                                            Group, Incorporated      Pty., Ltd. (1)       Inc.        Adjustments        Combined
                                           ---------------------    ----------------    --------    ---------------     ----------
NET REVENUE                                           $ 172,972            $ 26,388     $ 38,550                        $  235,890
COST OF REVENUE                                         158,845              23,756       30,205                           212,806
                                                      ---------            --------     --------         ---------      ----------
GROSS MARGIN                                             14,127               2,612        6,345                -           23,084
OPERATING EXPENSES:
   Selling, general, and administrative                  20,114               2,054       12,524                            34,722
   Depreciation and amortization                          2,164                  48          679               677 (2)       3,568
                                                      ---------            --------     --------         ---------      ----------
       Total operating Expenses                          22,278               2,132       13,203               677          38,290
                                                      ---------            --------     --------         ---------      ----------
LOSS FROM OPERATIONS                                     (8,151)                480       (8,858)             (677)        (15,206)
INTEREST EXPENSE                                           (857)                 -                            (138) (3)       (996)
INTEREST INCOME                                             785                 124                                            909
OTHER INCOME (EXPENSE)                                     (345)                 -            17                    (4)       (328)
                                                      ---------            --------     --------         ---------      ----------
LOSS BEFORE INCOME TAXES                                 (8,568)                604       (8,841)             (815)        (15,620)
INCOME TAXES                                                196                 281           -                                477
                                                      ---------            --------     --------         ---------      ----------
NET LOSS                                              $  (8,754)           $    323     $ (8,841)         $   (815)      $ (16,097)
                                                      =========            ========     ========         =========      ==========
NET LOSS PER COMMON AND COMMON SHARE EQUIVALENTS      $   (0.63)                                                         $   (1.15)
                                                      =========                                                         ==========
WEIGHTED AVERAGE NUMBER OF COMMON SHARE EQUIVALENTS
  EQUIVALENTS OUTSTANDING                                13,869                                                             13,963
                                                      =========                                                         ==========

--------------------------------------------------------------------------------
The adjustments to the pro forma consolidated statement of operations for the year ended December 31, 1996 are as follows:

(1) Represents the historical results of operations of Axicorp Pty., Ltd. For the months of January and February 1996 prior to the Company's acquisition on March 1, 1996.

(2) To record amortization expense associated with acquired customer list and the excess of purchase price over the fair value of net assets acquired.

(3) To record incremented interest expense related to the issuance of notes payable for the acquisition of Axicorp Pty., Ltd.

(4) The pro forma adjustment to the income tax provision is zero as a valuation reserve was applied in full to the tax benefit associated with the pro forma net loss before income taxes.

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997
                                (IN THOUSANDS)

                                                      Primus
                                               Telecommunications      USFI,      Telepassport              Pro Forma
                                                                                                 ----------------------------
                                               Group, Incorporated     Inc.         L.L.C.       Adjustments         Combined
                                               -------------------  ----------    ------------   -----------         --------
ASSETS
CURRENTS ASSETS
    Cash and cash equivalents                       $150,187         $ 1,024       $  163        $(12,524) (1)     $138,850
    Restricted cash and cash equivalents              72,521               -            -                            72,521
    Short term investments                                 -               -            -                                 -
    Accounts receivable                               58,974           7,141          627          (7,141) (2)       59,601
    Prepaid expenses and other current assets          2,299             690          255                             3,244
                                                    --------         -------       ------        --------          --------
        Total current Assets                         283,981           8,855        1,044         (19,665)          274,215
PROPERTY AND EQUIPMENT -  Net                         48,375           3,940          663            (815) (3)       52,163
INTANGIBLES - Net                                     24,259              82          157           8,011  (4)       32,509
DEFERRED INCOME TAXES                                  4,521               -            -                             4,521
OTHER ASSETS                                          10,874             188          214                            11,276
                                                    --------         -------       ------        --------          --------
TOTAL ASSETS                                        $372,010         $13,065       $2,078        $(12,469)         $374,684
                                                    ========         =======       ======        ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable                                $ 75,035         $11,862       $  375        $(11,862) (5)      $75,410
    Accrued expenses and other current liabilities     8,447           5,770          332          (3,803) (6)       10,746
    Deferred income taxes                              4,406                                                          4,406
    Accrued Interest                                   4,949                                                          4,949
    Current portion of long-term obligations           1,114                                                          1,114
                                                    --------         -------       ------        --------          --------
        Total liabilities                             93,951          17,632          707         (15,665)           96,625
LONG-TERM OBLIGATIONS                                224,063               -          841            (841) (7)      224,063
                                                    --------         -------       ------        --------          --------
        Total liabilities                            318,014          17,632        1,548         (16,506)          320,688
                                                    --------         -------       ------        --------          --------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT)                        53,996          (4,567)         530           4,037  (8)       53,996
                                                    --------         -------       ------        --------          --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $372,010         $13,065       $2,078        $(12,469)         $374,684
                                                    ========         =======       ======        ========          ========

-------------------------------------------------------------------------------

The adjustments to the pro forma consolidated balance sheet as of September 30, 1997 are as follows:

(1) Reflects the payment of purchase price of $11.5 million and the elimination of USFI, Inc. cash balances which were not purchased.

(2) Reflects the elimination of USFI, Inc.'s accounts receivable which were not purchased.

(3)  To adjust the property and equipment - net to the fair market value.

(4) To record $8.25 million of value of customer list and excess of purchase price over far value of net assets acquired and to eliminate $0.239 million of previously reflected intangible deemed worthless.

(5) Reflects the elimination of USFI, Inc.'s accounts payable which were not purchased.

(6) Reflects the elimination of selected USFI, Inc.'s accrued expenses which were not purchased.

(7)  To eliminate Telepassport L.L.C. debt which was not purchased.

(8)  To eliminate the equity of the purchased entities.

                       [LETTERHEAD OF ERNST & YOUNG LLP]

                        Report of Independent Auditors

Board of Directors and Stockholders
USFI, Inc.

We have audited the accompanying consolidated balance sheets of USFI, Inc. and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USFI, Inc. and subsidiary at December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that USFI, Inc. will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses and has a working capital deficiency and a deficit in stockholders' equity. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                       /s/ Ernst & Young LLP

September 30, 1997

                          USFI, Inc. and Subsidiary
                          Consolidated Balance Sheets
                   (In thousands, except share information)

                                                                         DECEMBER 31
                                                                       1996       1995
                                                                      -----------------
ASSETS
Current assets:
  Cash                                                               $   884     $  420
  Accounts receivable:
    Customers, less allowance of $790 in 1996 and $683 in 1995         4,620      3,852
    Affiliates                                                         1,703        304
  Prepaid expenses and other current assets                              112         75
                                                                     ------------------
Total current assets                                                   7,319      4,651

Property and equipment, net (Note 4)                                   2,702      1,974
Deferred costs, net of accumulated amortization of $22 in
  1996 and $4 in 1995                                                     88         77
Goodwill, net of accumulated amortization of $5 in 1995                             122
Deposits                                                                 161        123
                                                                     ------------------
Total assets                                                         $10,270    $ 6,947
                                                                     ==================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                                                   $10,885    $ 4,624
  Accrued liabilities and other current liabilities                    1,828      1,844
  Reseller deposits and deferred revenue                                 310        263
  Capital lease obligations                                                           3
  Due to affiliates (Note 7)                                           1,412      1,523
                                                                     ------------------
Total current liabilities                                             14,435      8,257

Commitments and contingencies (Note 5)

Stockholders' deficit:
  Common stock, no par value, authorized 5,000 shares in 1996 and 2,500 shares in 1995; issued and outstanding 536 shares in 1996 and 100 shares in 1995
  Additional paid-in capital                                           9,126      5,126
  Accumulated deficit                                                (13,275)    (6,434)
  Foreign currency translation adjustment                                (16)        (2)
                                                                     ------------------
Total stockholders' deficit                                           (4,165)    (1,310)
                                                                     ------------------
Total liabilities and stockholders' deficit                          $10,270    $ 6,947
                                                                     ==================

See accompanying notes.

                           USFI, Inc. and Subsidiary

                     Consolidated Statements of Operations
                                (In thousands)

                                                      YEAR ENDED
                                                      DECEMBER 31
                                                    1996       1995
                                                   ------------------
Telecommunications revenue                         $36,550   $27,643

Costs and expenses:
  Costs of telecommunications services (Note 6)     30,205    19,901
  Selling, general and administrative               12,524     7,917
  Depreciation and amortization (Note 3)               679       379
                                                   ------------------
Total costs and expenses                            43,408    28,197
                                                   ------------------

Loss from operations                                (6,858)     (554)

Other income                                            17        19
                                                   ------------------
Loss before minority interest                       (6,841)     (535)

Minority interest                                                 19
                                                   ------------------
Net loss                                           $(6,841)   $ (516)
                                                   ==================

See accompanying notes.

                           USFI, Inc. and Subsidiary

               Consolidated Statements of Stockholders' Deficit
                                (In thousands)

                    Years ended December 31, 1996 and 1995

                                                         FOREIGN
                                ADDITIONAL               CURRENCY
                                  PAID-IN  ACCUMULATED TRANSLATION
                                  CAPITAL    DEFICIT    ADJUSTMENT    TOTAL
                                --------------------------------------------
Balance at January 1, 1995        $4,325    $(5,918)                $(1,593)
  Capital contributions              801                                801
  Net loss for 1995                            (516)                   (516)
  Foreign currency translation                            $ (2)          (2)
                                --------------------------------------------
Balance at December 31, 1995       5,126     (6,434)        (2)      (1,310)
  Capital contributions            4,000                              4,000
  Net loss for 1996                          (6,841)                 (6,841)
  Foreign currency translation                             (14)         (14)
                                --------------------------------------------
Balance at December 31, 1996      $9,126   $(13,275)      $(16)     $(4,165)
                                ============================================

See accompanying notes.

                           USFI, Inc. and Subsidiary

                     Consolidated Statements of Cash Flows
                                (In thousands)


                                                                        YEAR ENDED
                                                                        DECEMBER 31
                                                                    1996           1995
                                                                   ---------------------
OPERATING ACTIVITIES
Net loss                                                           $(6,841)       $  (516)
Adjustments to reconcile net loss to net cash used in
 operating activities:
  Depreciation and amortization                                        679            379
  Write-off of goodwill                                                113
  Provisions for losses on receivables                                 352            184
  Minority interest                                                                   (19)
  Changes in operating assets and liabilities:
    Increase in accounts receivable from customers and affiliates   (2,519)        (2,788)
    (Increase) decrease in other current assets                        (37)            28
    Increase in deposits                                               (38)           (76)
    Increase in accounts payable and accrued expenses                6,245          2,471
    Increase (decrease) in reseller deposits and deferred revenue       47             (6)
    Increase in due to affiliates                                    1,147            201
                                                                   ----------------------
Net cash used in operating activities                                 (852)          (142)

INVESTING ACTIVITIES
Purchase of interest in Mastercall (net of cash acquired)                             (70)
Purchase of equipment                                               (1,380)        (1,654)
Increase in deferred costs                                             (29)           (67)
                                                                   ----------------------
Net cash used in investing activities                               (1,409)        (1,791)

FINANCING ACTIVITIES
Capital contributions                                                2,742            801
Advances from affiliates                                                            1,258
Repayment of capital lease obligation                                   (3)           (22)
                                                                   ----------------------
Net cash provided by financing activities                            2,739          2,037

Effect of exchange rate changes on cash                                (14)            (2)
                                                                   ----------------------

Increase in cash                                                       464            102
Cash at beginning of year                                              420            318
                                                                   ----------------------
Cash at end of year                                                $   884        $   420
                                                                   ======================

                                                                               5

See accompanying notes.

                           USFI, Inc. and Subsidiary

                  Notes to Consolidated Financial Statements

                               December 31, 1996

1.   ORGANIZATION AND NATURE OF BUSINESS

USFI. Inc. (the "Company") which was incorporated in New York on February 12, 1993, provides least cost routing for international long distance telecommunication services, which primarily originate and terminate outside of the United States. Substantially, all billings for service are denominated in U.S. currency.

Customers are principally located in Western Europe, Japan and South Africa. No individual customer represents a significant percentage of revenues, however, the Company utilizes outside agents to sell its services in certain geographic areas, with agents in Germany and South Africa representing customers with revenues aggregating 18% and 15%, and 13% and 10%, respectively, of total 1996 and 1995 revenues. The Company performs a credit evaluation of all new customers and requires certain customers to provide collateral in the form of a cash deposit or letter of credit. At December 31, 1996 and 1995, the Company had letters of credit issued on its behalf from customers in the amount of approximately $327,000 and $525,000, respectively.

On May 15, 1995 the Company acquired a 51% interest in Mastercall, Ltd. ("Mastercall"), a joint venture that resells the Company's international telecommunications services in the United Kingdom, for a purchase price of approximately $148,000. The acquisition was accounted for using the purchase method of accounting and the results of operations have been included in the financial statements of the Company from the date of acquisition.

2.   BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception and has a working capital deficiency and a deficit in stockholders' equity as of December 31, 1996. All of these matters raise substantial doubt about the Company's ability to continue as a going concern. The Company plans on selling its assets and ceasing its operations (see Note 10) and, on September 11, 1997, the Company entered into a letter of intent to sell all of its assets, except for cash and accounts and notes receivable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classifications of liabilities that may result from the outcome of this uncertainty.

                           USFI, Inc. and Subsidiary

2.   BASIS OF PRESENTATION (CONTINUED)

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   SIGNIFICANT ACCOUNTING POLICIES

DEPRECIATION

Furniture and equipment are recorded at cost and are depreciated over the estimated useful lives of three to five years, utilizing the straight-line method. Assets acquired pursuant to capital lease arrangements and leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the terms of the leases. Depreciation expense for the years ended December 31, 1996 and 1995 was $652,000 and $371,000, respectively.

DEFERRED COSTS AND GOODWILL

Deferred costs include costs to obtain trademarks and certain organizational costs. Goodwill includes approximately $127,000 relating to the 1995 acquisition of Mastercall (see Note 1). Such deferred costs are amortized on the straight-line basis generally as follows:

                                                  PERIOD OF
                   ASSET                         AMORTIZATION
             ------------------                 -------------
             Trademarks                            5 years
             Organization costs                    5 years
             Goodwill                             15 years

The carrying amount of goodwill is reviewed if facts and circumstances suggest that it may be impaired. Due to recurring losses of Mastercall, the Company evaluated the ongoing value of goodwill, as determined based on the estimated undiscounted cash flows of the entity over the remaining amortization period and determined that goodwill with a carrying value of $113,000 is impaired. As a result, the Company has recorded a charge in 1996 to write-off the full amount of goodwill associated with Mastercall, which is included in selling, general and administrative expenses.

                           USFI, Inc. and Subsidiary

REVENUE RECOGNITION

The Company recognizes revenue from services and the related costs at the time the services are rendered.

INCOME TAX

Income taxes are accounted for under the liability method in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and Mastercall. All significant intercompany accounts and transactions have been eliminated.

BASIS OF PRESENTATION

Certain amounts in the 1995 financial statements have been reclassified to conform with the 1996 presentation.

4.   PROPERTY AND EQUIPMENT

Property and equipment is comprised of the following at December 31, 1996 and 1995:

                                                1996          1995
                                                ------------------
                                                  (in thousands)

Furniture and equipment                         $1,131      $  892
Switching equipment                              2,888       1,717
Leasehold improvements                              60          89
                                                ------------------
                                                 4,079       2,698
Less accumulated depreciation and amortization   1,377         724
                                                ------------------
                                                $2,702      $1,974
                                                ==================

                                                                               8

                           USFI, Inc. and Subsidiary

5.   COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases office and switch site space under noncancellable operating leases. The future minimum annual rental commitments under leases having terms in excess of one year are as follows:

                    1997                   $346,000
                    1998                    399,000
                    1999                    399,000
                    2000                    213,000
                    2001                    116,000

Rent expense for the years ended December 31, 1996 and 1995 was $284,000 and $256,000, respectively.

LITIGATION

During 1994, the Company was involved in a contract dispute which was presented to an arbitrator and, in August 1995, an award in the amount of $333,450 representing damages and administrative fees and costs was determined to be payable by the Company. The award amount was recorded as an expense in 1994 and was paid in 1996.

The Company is involved in litigation in the normal course of business. In the opinion of management, such litigation will not have a material effect on the Company's cash flows, financial condition or results of operations.

INCENTIVE PLANS

The Company maintains incentive plans which entitle certain key employees to participate in certain distributions, if any, by the Company of cash or property to two of the Company's principal stockholders. Participation commences when the amount of distributions paid exceeds certain stipulated amounts. No such distributions have been made or are expected.

6.   MAJOR SUPPLIERS

During 1996 and 1995, MCI, World Com, Inc. (formerly IDB) and Cable and Wireless International, Inc. provided the Company with a majority of its international telecommunications network services. Charges for such services are included in cost of telecommunications services in the accompanying statement of operations.

                           USFI, Inc. and Subsidiary

7. RELATED PARTIES

In March 1995, the Company entered into an agreement with TelePassport Japan Co., Ltd. ("TelePassport Japan"), an affiliated joint venture formed in 1995, to provide international telecommunication services and to lease switching equipment to TelePassport Japan. Telecommunication revenue for 1996 and 1995 includes $3,400,000 and $371,000, respectively, for services provided to TelePassport Japan. The equipment under lease has a net book value of $140,000 and $186,000 at December 31, 1996 and 1995, respectively, and is included in property and equipment. The joint venture was terminated in 1997 and the equipment was transferred to an affiliate.

Included in due to affiliates at December 31, 1995 is a $1,258,000 note due to US Cable Corporation ("US Cable"), an affiliate of certain stockholders. During 1996, US Cable transferred the note to such stockholders who contributed the outstanding balance to capital.

Included in due to affiliates at December 31, 1996 and 1995 are amounts due to TelePassport Japan for carrier charges paid by TelePassport Japan on behalf of the Company and amounts due to US Cable for expenses paid on behalf of the Company.

8. EMPLOYEE BENEFIT PLAN

The Company sponsors a defined contribution plan that qualifies as a deferred salary arrangement under Section 401(a) of the Internal Revenue Code. All full-time employees meeting minimum service requirements are eligible to participate and may contribute up to 18% of their pre-tax earnings subject to certain Internal Revenue Code restrictions. The Company matches 50% of each employee's contribution up to an annual maximum of $500 per employee. Total Company contributions for 1996 and 1995 of $16,000 and $14,000, respectively, are included in selling, general and administrative expenses.

9. INCOME TAXES

The Company has elected to be taxed as an "S" Corporation for federal income tax purposes. For New York City income tax purposes, the Company is taxed as a "C" corporation and at December 31, 1996 the Company has available New York City net operating loss carryforwards of $8,488,000, which principally expire in the year 2011. At December 31, 1996, the Company had deferred city income tax assets of $1,132,000, which are primarily attributable to temporary differences which are not currently

                          USFI, Inc., and Subsidiary
            Notes to Consolidated Financial Statements (continued)

9. INCOME TAXES (CONTINUED)

deductible for income tax purposes, including net operating loss carryforwards, accrued liabilities and certain other reserves. The Company has recorded a full valuation allowance against its deferred tax assets at December 31, 1996.

10. SUBSEQUENT EVENTS

On March 10, 1997, the Company acquired the remaining 49% interest in Mastercall for a purchase price of approximately $15,000.

During 1997, the Company and certain affiliates planned an initial public offering of common stock. The initial public offering was postponed in April 1997 and subsequently abandoned, and accordingly, the initial public offering was not completed. Costs incurred as of December 31, 1996 related to the initial public offering of $284,000 are included in 1996 selling, general and administrative expenses.

On September 11, 1997, the Company entered into a letter of intent to sell all of its assets, except for cash and accounts and notes receivable to Primus Telecommunications Group, Incorporated. Subsequent to the sale, the Company intends to cease operations.

                        Report of Independent Auditors


Board of Directors and Stockholders
USFI, Inc.

We have audited the accompanying balance sheets of USFI, Inc. as of December 31, 1994 and 1993, and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USFI, Inc. at December 31, 1994 and 1993, and the results of its operations and its cash flows for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

                                        /s/ Ernst & Young LLP


January 31, 1996

                                  USFI, Inc.

                                Balance Sheets
[CAPTION]

                                                              DECEMBER 31
                                                          1994         1993
                                                        ---------------------
ASSETS

Current Assets:
 Cash                                                  $   318,384    $   52,672
 Accounts receivable, less allowance of $500,000 in
  1994 and $320,000 in 1993                              1,496,020       450,486
 Prepaid expenses and other current assets                  95,355        51,150
                                                        ----------    ----------
Total current assets                                     1,909,759       554,308

Property and equipment, net (Note 3)                       644,122      261,086
Deferred costs, net of accumulated amortization             12,686
Deposits                                                    47,133         7,000
                                                       -----------    ----------
Total Assets                                           $2,613,700     $  822,394
 Accounts payable
 Accrued liabilities and other current liabilities      1,242,905        317,644
 Reseller deposits and deferred revenue                   269,278        116,793
 Capital lease obligations                                 24,376
 Due to affiliates                                         63,600        480,300
                                                       ----------     ----------
Total current liabilities                               4,206,418      1,938,328

Commitments and contingencies (Note 4)

Stockholders' deficit
 Common stock, no par value, authorized 2,500 shares;
  issued and outstanding 100 shares in 1994 and 1993          100            100
 Additional paid-in capital                             4,325,275      1,395,350
 Accumulated deficit                                   (5,918,093)    (2,511,384)
                                                       ----------     ----------
Total stockholders' deficit                            (1,592,718)    (1,115,934)
                                                       ----------      ---------
Total liabilities and stockholders' deficit            $2,613,700     $  822,394
                                                       ==========     ==========

See accompanying notes.

                                  USFI, Inc.

                           Statement of Operations

                         Year ended December 31, 1994

Net sales                                                         $ 12,774,803

Costs and expenses:
   Direct costs (Note 5)                                            (8,906,908)
   Selling, general and administrative                              (6,960,279)
                                                                  ------------
Total costs and expenses                                           (15,867,187)
                                                                  ------------
Loss from operations                                                (3,092,384)

Other income (expense) (Note 4)                                       (314,325)
                                                                  ------------
Net loss                                                         $  (3,406,709)
                                                                 =============


See accompanying notes.

                      Statement of Stockholders' Deficit

                         Year ended December 31, 1994

                                                                    ADDITIONAL
                                                    COMMON           PAID-IN          ACCUMULATED
                                                     STOCK           CAPITAL            DEFICIT          TOTAL
                                                   ----------------------------------------------------------------
Balance at December 31, 1993                        $100           $1,395,350         $(2,511,384)     $(1,115,934)
  Cash contributions                                                1,885,000                            1,885,000
  Contribution of USFN net assets                                   1,044,925                            1,044,925
  Net loss for 1994                                                                    (3,406,709)      (3,406,709)
                                                   ----------------------------------------------------------------
Balance at December 31, 1994                        $100           $4,325,275         $(5,918,093)     $(1,592,718)
                                                   ================================================================

See accompanying notes.

                                  USFI, Inc.

                            Statement of Cash Flows

                         Year ended December 31, 1994


OPERATING ACTIVITIES
Net loss                                                        $(3,406,709)
Adjustments to reconcile net loss to net cash
  used in operating activities:
 Depreciation and amortization                                       99,529
 Provisions for losses on receivables                               645,570
 Changes in operating assets and liabilities:
  Increase in accounts receivable                                (1,691,104)
  Increase in other current assets                                  (37,205)
  Increase in accounts payable and accrued expenses               2,505,648
  Increase in reseller deposits and deferred revenue                152,485
  Decrease in due to affiliates                                     396,738
                                                                -----------
Net cash used in operating activities                            (1,335,048)

INVESTING ACTIVITIES
Purchase of equipment                                              (304,438)
Increase in deferred costs                                          (14,096)
                                                                -----------
Net cash used in investing activities                              (318,534)

FINANCING ACTIVITIES
Capital contributions (including $34,294 of cash of USFN)         1,919,294
                                                                -----------
Net cash provided by financing activities                         1,919,294
                                                                -----------

Increase in cash                                                    265,712
Cash at beginning of year                                            52,672
                                                                -----------
Cash at end of year                                             $   318,384
                                                                ===========


See accompanying notes.

                                  USFI, Inc.

                         Notes to Financial Statements

                               December 31, 1994


1. ORGANIZATION AND NATURE OF BUSINESS

USFI, Inc. (the "Company") was incorporated in New York on February 12, 1993. The Company provides least cost routing for international long distance telecommunication services, which primarily originate and terminate outside of the United States. All billings for service are denominated in U.S. currency.

Customers are principally located in Western Europe, the Middle East and Japan. No individual customer represents a significant percentage of sales. The Company performs a credit evaluation of all new customers and requires certain customers to provide collateral in the form of a cash deposit or letter of credit.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. SIGNIFICANT ACCOUNTING POLICIES

DEPRECIATION

Furniture and equipment are recorded at cost and are depreciated over the estimated useful lives of three to five years, utilizing the straight-line method. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the terms of the leases. Depreciation expense for the year ended December 31, 1994 was $98,000.

REVENUE RECOGNITION

The Company recognizes revenue from services and the related costs in the period in which the services are rendered.

INCOME TAX

The Company has elected to be taxed as an "S" Corporation and, as such, any income of the Corporation will be taxable directly to the shareholders and not to the corporate entity.

                                  USFI, Inc.

3. PROPERTY AND EQUIPMENT

Property and equipment is comprised of the following at December 31, 1994 and 1993:


                                                      1994         1993
                                                   ----------------------
          Furniture and equipment                  $  482,834    $ 60,071
          Switching equipment                         412,628     212,273
          Leasehold improvements                       65,044
          Leased assets                               155,763      20,334
                                                   ----------------------
                                                    1,116,269     292,678
          Less accumulated depreciation               472,147      31,592
                                                   ----------------------
                                                   $  644,122    $261,086
                                                   ======================


4. COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases office and switch site space under noncancellable operating leases. The future minimum annual rental commitments under leases having terms in excess of one year are as follows:

          1995                                     $262,000
          1996                                      262,000
          1997                                      262,000
          1998                                      283,000
          1999                                      283,000
          2000                                      131,000


Rent expense for the year ended December 31, 1994 was $253,000.

LITIGATION

During 1994, the Company was involved in a contract dispute which was presented to an arbitrator and, in August 1995, an award in the amount of $333,450 representing damages and administrative fees and costs was determined to be payable by the Company. The Company has appealed the decision. The award amount has been included in other income (expense).

LETTERS OF CREDIT

At December 31, 1994, the Company had letters of credit outstanding amounting to $400,000 on behalf of certain telecommunications carriers.

5. MAJOR SUPPLIERS

During 1994, MCI and World Com, Inc. (formerly IDB) provided the Company with a majority of its international telecommunications network services. Charges for such services are included in direct costs in the accompanying statement of operations.

6. RELATED PARTIES

On December 27, 1994 the net assets of US FiberCom Network, Inc. ("USFN"), an inactive affiliate under common control, were merged into the Company, with the net assets recorded at their historical carrying value by the Company. Net assets, primarily consisting of property and equipment and amounts due from the Company, had a net historical carrying value of $1,045,000, resulting in an increase to additional paid-in capital of this amount.

Prior to the merger, the Company utilized the fixed assets of USFN and was charged certain expenses amounting to $86,000, which is included in 1994 selling, general and administrative expenses.

Included in due to affiliates at December 31, 1994 are amounts due to US Cable Corporation, an affiliate, for expenses paid on behalf of the Company. Included in due to affiliates at December 31, 1993 are charges for common operating expenses provided by USFN, which were allocated based on the Company's usage of such items.

7. EMPLOYEE BENEFIT PLAN

The Company sponsors a defined contribution plan that qualifies as a deferred salary arrangement under Section 401(a) of the Internal Revenue Code. All full-time employees meeting minimum service requirements are eligible to participate and may contribute up to 18% of their pre-tax earnings. The Company matches 50% of each employee's contribution up to an annual maximum of $390 per employee. Total Company contributions for 1994 were $7,000 and are included in selling, general and administrative expenses.

8. SUBSEQUENT EVENT

In May 1995, the Company acquired a 51% interest in Mastercall, Ltd., a joint venture that resells the Company's international telecommunications services in the United Kingdom, for a purchase price of $140,000.